UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2025

Ooma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 ALMANOR AVENUE SUITE 200
SUNNYVALE, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 566-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ooma, Inc. (the “Company”) held on June 5, 2025, the Company’s stockholders approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan (the “EIP”) and the amendment and restatement of the Company's 2015 Employee Stock Purchase Plan (the “ESPP”) to, among other things, increase the number of shares of its common stock authorized for issuance pursuant to the EIP and ESPP by 330,000 shares and 795,144 shares, respectively.

A more complete description of the terms of the EIP and ESPP and the amendments thereto can be found in “Proposal Four: Amendment and Restatement of 2015 Equity Incentive Plan” and “Proposal Five: Amendment and Restatement of the 2015 Employee Stock Purchase Plan,” respectively, in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2025 (the “2025 Proxy Statement”), which descriptions are incorporated by reference herein.

The foregoing descriptions and the descriptions incorporated by reference from the 2025 Proxy Statement are qualified in their entirety by reference to the EIP and ESPP, copies of which are filed as Exhibit Nos. 10.1 and 10.2 with this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Ooma, Inc. 2015 Equity Incentive Plan, as amended and restated on June 5, 2025.

10.2 Ooma, Inc. 2015 Employee Stock Purchase Plan, as amended and restated on June 5, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 10, 2025	By:	/s/ Shig Hamamatsu
Shig Hamamatsu Chief Financial Officer